UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2010

CARBON GREEN INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52874
(Commission File Number)

20-4126700
(IRS Employer Identification No.)

Vysoka 26, Bratislava 81106, Slovak Republic
(Address of principal executive offices and Zip Code)

421.2.5292.6300
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Effective January 15, 2010, we completed a share purchase transaction with CBp Carbon Industries, Inc. (“CBp Carbon”) and its wholly-owned subsidiary, Greenwood Commerce Ltd. (“Greenwood”), pursuant to which we acquired all of the issued and outstanding common shares of Greenwood from CBp Carbon in exchange for the issuance by our company to CBp Carbon of 33,346,262 shares of our common stock on the basis of one share of our common stock for each four issued and outstanding common shares of CBp Carbon , and 1,056,041 share purchase warrants on the basis of one share purchase warrant for each four outstanding share purchase warrants of CBp Carbon. The closing of the share purchase resulted in Greenwood becoming a wholly-owned subsidiary of our company and was disclosed in a current report on Form 8-K that was filed with the Securities and Exchange Commission on January 22, 2010.

On April 1, 2010, we filed Amendment No. 1 (the “Amended 8-K”) to the current report on Form 8-K that was filed with the Securities and Exchange Commission on February 11, 2010. The Amended 8-K was filed to include audited annual consolidated financial statements of Greenwood as of June 30, 2009 and 2008, unaudited condensed consolidated interim financial statements of Greenwood for the period ended December 31, 2009, and unaudited pro forma condensed consolidated financial information reflecting the effects of the share purchase transaction as at June 30, 2009 and for the year ended June 30, 2009.

On May 24, 2010, our board of directors concluded that Greenwood’s unaudited condensed consolidated interim financial statements for the period ended December 31, 2009 (the “Financial Statements”) should be restated as a result of material misstatements in the Financial Statements. The determination to restate the Financial Statements was made in connection with management’s assessment of accounting errors it discovered in connection with the preparation of our unaudited condensed consolidated interim financial statements for the period ended March 31, 2010. The errors and consequent restatement described below involve non-cash accounting entries relating to stock-based compensation issued to certain employees and non-employees. Our assessment of the identified accounting errors will result in the following adjustments to the previously reported period:

1.

During the six-month period ended December 31, 2009, Greenwood failed to record stock-based compensation relating to stock options issued to employees and non-employees resulting in unrecorded expense of $1,464,603 during this period. As a result of the restatement, the employee equity-benefits reserve included as part of shareholders’ equity on the balance sheet increased by $1,464,603. The restatement will result in an increase in total expenses of $1,464,603 and a resulting increase in the loss for the period of $1,464,603. Greenwood also failed to disclose the share options issued and the details of the stock option awards in the notes to the Financial Statements.

Consequently, we intend to amend the Financial Statements for the relevant period to reflect the correct amount booked for stock compensation and intend to amend the relevant balance sheets, statements of operations and statements of cash flows accordingly to correctly present these revised calculations. We intend to file these amendments as a second amendment to the current report on Form 8-K as originally filed on January 22, 2010 and first amended on April 1, 2010.

Our management has discussed the matters described in this Item 4.02 with members of our board of directors and our independent registered public accounting firm, BDO Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON GREEN INC.

/s/ Kenneth Lee
Kenneth Lee
Vice-President, Finance and Director
(Principal Accounting Officer and Principal Financial Officer)

Date: May 25, 2010